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                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                                    FORM 8-K

        CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES
                              EXCHANGE ACT OF 1934

                 Date of Report (Date of earliest event report)
                 ----------------------------------------------
                                February 14, 2003

                                 LTX CORPORATION
                                 ---------------
             (Exact Name of Registrant as Specified in Its Charter)


                 Massachusetts                     04-2594045
                 --------------------------------------------
         (State or Other Jurisdiction        (I.R.S. Employer
       of Incorporation or Organization)    Identification No.)


        LTX Park at University Avenue, Westwood, Massachusetts     02090
        ----------------------------------------------------------------
               (Address of Principal Executive Offices)          (Zip Code)


      Registrant's Telephone Number, Including Area Code     (781) 461-1000
      ---------------------------------------------------------------------
               Former Name, Former Address and Former Fiscal Year,
                          if Changed Since Last Report.

Item 5.  Other Events.

     On February 14, 2003, LTX Corporation (the "Company") entered into an Amendment to Rights Agreement (the "Amendment No. 1"), with EquiServe Trust Company, N.A., whereby the Company amended its Rights Agreement, dated as of April 30, 1999 (the "Rights Agreement"), to (i) exclude any Exempted Persons from the definition of Acquiring Person and (ii) define Exempted Persons as Capital Group International, Inc., provided that such party holds less than a certain specified percentage of the outstanding shares of the Company's Common Stock. Amendment No. 1 further provides that in the event an Exempted Person's beneficial ownership changes such that its resulting percentage ownership of the then outstanding shares of Common Stock is outside of the specified range set forth in the definition, then such entity will cease to be an Exempted Person at such time.

Amendment No. 1 is attached hereto as Exhibit 4.1 and is incorporated herein by reference. The foregoing description of Amendment No. 1 does not purport to be complete and is qualified in its entirety by reference to such Exhibit.

Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits.

(c)  Exhibits

4.1 Amendment to Rights Agreement, dated as of February 14, 2003, by and between LTX Corporation and EquiServe Trust Company, N.A.

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                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                        LTX Corporation

Date: February 14, 2003             By: /s/ Mark J. Gallenberger
                                       -----------------------------------------
                                        Mark J. Gallenberger
                                        Vice President & Chief Financial Officer

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                                  EXHIBIT INDEX

4.1 Amendment to Rights Agreement, dated as of February 14, 2003, by and among LTX Corporation and EquiServe Trust Company, N.A.